Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Apergy Corporation of our report dated April 1, 2020, relating to the financial statements of ChampionX Holding Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-4 of Apergy Corporation. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-4 incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 15, 2020